                                  Exhibit 12.1

                               Kohl's Corporation
                       Ratio of Earnings to Fixed Charges
                                     ($000s)

                                                                                  Fiscal Year (1)
                                                  --------------------------------------------------------------------------------
                                                      2002             2001            2000            1999           1998
                                                      ----             ----            ----            ----           ----
Earnings
--------
      Income before income taxes                    $ 1,034,374      $  799,864      $  605,114      $  421,112      $ 316,749

      Fixed charges (2)                                 161,091         142,244         116,753          82,835         63,135

      Less interest capitalized
           during period                                 (9,820)         (6,929)         (3,478)         (4,405)        (1,878)
                                                  --------------   -------------   -------------   -------------   ------------

                                                    $ 1,185,645      $  935,179      $  718,389      $  499,542      $ 378,006
                                                  ==============   =============   =============   =============   ============


Fixed Charges
-------------
      Interest (expensed or capitalized)            $    68,298      $   63,506      $   52,305      $   33,813      $  24,550

      Portion of rent expense
           representative of interest                    91,822          77,964          63,943          48,769         38,385

      Amortization of deferred
           financing fees                                   971             774             505             253            200
                                                  --------------   -------------   -------------   -------------   ------------
                                                    $   161,091      $  142,244      $  116,753      $   82,835      $  63,135
                                                  ==============   =============   =============   =============   ============

Ratio of earnings to fixed charges                         7.36            6.57            6.15            6.03           5.99
                                                  ==============   =============   =============   =============   ============

(1) Fiscal 2002, 2001, 1999 and 1998 were 52 week years and fiscal 2000 was a 53 week year.